SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

PROMOTORA VALLE HERMOSO , INC.
(Name of Registrant as Specified in Its Charter)

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Preliminary Copy dated December 19 , 2008.

PROMOTORA VALLE HERMOSO , INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD            , 2009

Orlando, Florida
_________________, 2009

A Special Meeting of Stockholders (the "Special Meeting") of Promotora Valle Hermoso , Inc., a Colorado corporation (the "Company"), will be held at the offices of the Company, 301 East Pine Street, Suite 150, Orlando, Florida 32801, on ________, ___________, 2009 , at 10:00 A.M. (local time) for the following purposes:

1. To amend the Articles of Incorporation of the Company to change the name of the Company from Promotora Valle Hermoso , Inc. to UNR Holdings, Inc.; and

2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on ____________, 2009 , as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Alexei I. Kim
Alexei I. Kim
Chairman of the Board and President

Approximate Date of Mailing of this Information Statement:   ______________, 2009

PROMOTORA VALLE HERMOSO , INC.
301 East Pine Street, Suite 150, Orlando FL 32801

INFORMATION STATEMENT

Special Meeting of Stockholders to be Held ___________, 2009

This Information Statement is being furnished by Promotora Valle Hermoso , Inc., a Colorado corporation (the "Company"), to holders of its common stock of record __________, 2009 (the "Record Date") in connection with a Special Meeting of Stockholders (the "Special Meeting") to be held at 301 East Pine Street, Suite 150, Orlando, Florida 32801, on _____________, 2009 , at 10:00 A.M. (local time), and any adjournment or postponement thereof.

At such meeting, stockholders will consider and act upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company from Promotora Valle Hermoso , Inc. to UNR Holdings, Inc.

The amendment to the Company's Articles of Incorporation (the "Articles of Amendment") is more fully described below, and a copy of the Articles of Amendment is attached as Appendix "A". Stockholders of the Company should consider carefully the matters discussed in this Information Statement before casting their vote.

You are entitled to vote at the Special Meeting if you owned shares of the Company's Common Stock as of the close of business on the Record Date, ____________, 2009 . You will be entitled to cast one vote for each share of Common Stock that you owned as of that time. As of that date, we had ______________ shares of Common Stock outstanding.

A stockholder who owns in excess of 50% of the Company's outstanding Common Stock has advised us that he intends to vote in favor of the proposal set forth above. It is anticipated, therefore, that the proposal will be approved.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date. We anticipate that this Information Statement will be mailed on or about _____________, 2009, to our shareholders of record.

This notice also describes the acquisition and business of OJSC “494 UNR” (“494 UNR”), a Russian Federation corporation,  which acquisition we completed on August 5, 2008. 494 UNR is a construction company with its principal offices located in Bronnitsy (Moscow region), Russian Federation, that designs/builds residential apartment complexes and other commercial structures, and that provides infrastructure construction services, in particular a roadbed base material for road construction.

Our principal executive office is located at 301 East Pine Street, Suite 150, Orlando FL 32801.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

You should rely only on the information or representations provided in or referred to in this Information Statement. The Company has not authorized anyone else to provide you with information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the cover page of this document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 1, 2008 , the Company had a total of 24,464,799 shares of common stock issued and outstanding, which is the only issued and outstanding voting equity security of the Company.

The following table sets forth, as of December 1, 2008 , certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Alexei Ivanovich Kim c/o OJSC 494 UNR, 4 Stroitelnaya St., Bronitsy, Moscow District, Russia 141070.	20,500,000 shares of common stock	83.79%
All Officers and Directors as a Group (9 persons)	20,500,000 shares of common stock	83.79%

 (1) Based on 24,464,799 shares of common stock issued and outstanding as of December 1, 2008 . Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Changes in Control of the Company

Our company experienced a change of control on August 5, 2008. At the closing of the purchase of a controlling interest of 66.83% of the outstanding common and preferred stock of 494 UNR on August 5, 2008, the Company issued to Alexei I. Kim, the controlling stockholder of 494 UNR, 20,500,000 shares of our common stock, which constitutes following such issuance 83.79% of our outstanding shares of common stock.

Based on the number of our outstanding voting securities as of November 17, 2008, Alexei Ivanovich Kim owns beneficially approximately 83.79% of our issued and outstanding shares of common stock.

The consideration furnished by Mr. Kim, the controlling stockholder of 494 UNR, to the Company was comprised of shares of common and preferred stock of 494 UNR representing beneficial ownership of 66.83% of the outstanding common and preferred stock of 494 UNR, valued at $128,988. The sources of funds used by Mr. Kim to acquire control of the Company was his personal ownership interest in 494 UNR.

AMENDMENT OF THE ARTICLES OF INCORPORATION TO BE VOTED ON

The Board of Directors proposes to amend the Company's Articles of Incorporation to change the name of the Company from Promotora Valle Hermoso , Inc. to UNR Holdings, Inc.  The Board of Directors determined that it would be appropriate that the name of the Company reflect the Company’s acquisition on August 5, 2008 of OJSC “494 UNR”, a construction and construction materials supply company operating in the Russian Federation.

Recommendation of Management and Required Vote for Approval

The Board of Directors on October 17, 2008, has unanimously approved the Amendment to our Articles of Incorporation (the “Amendment”) and recommended that the Amendment be submitted to the stockholders of the Company for approval.

Shareholder Approval of Proposed Amendments

The Amendment will be approved by our stockholders if the number of shares of common stock voting in favor of the proposal to amend our Articles of Incorporation to change the name of the Company from Promotora Valle Hermoso , Inc. to UNR Holdings, Inc. exceeds the number of shares of common stock voted opposing the Amendment. Under Colorado law, there are no dissenters’ rights of appraisal with respect to this proposal to amend our Articles of Incorporation.

Alexei Ivanovich Kim, the owner of 20,500,000 shares of common stock, or approximately 83% in the aggregate of the issued and outstanding shares of our common stock, has advised our Board of Directors that he will vote his shares in favor of approval for the amendment to change our name from Promotora Valle Hermoso, Inc. to UNR Holdings, Inc.

Effectiveness of Amendment

The Articles of Amendment to the Company's Articles of Incorporation authorizing the changing the name of the Company to UNR Holdings, Inc. will not become effective until (i) approval of the amendment by the shareholders at the Special Meeting, and (ii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Colorado. The Certificate of Amendment will amend Article I of the Company's Articles of Incorporation to read as set forth in the text of the proposed Amendment to our Articles of Incorporation attached as Appendix A to this Information Statement.

Background of the Transaction

We were formerly known as Lion Gri Corporation, Inc. and were incorporated under the laws of the State of Colorado on January 6, 1999.  On June 22, 2006, we effectuated a share exchange transaction with Promotora Valle Hermoso Inc, a Florida company with subsidiaries engaged in the housing business in the Republic of Ecuador. Prior to June 22, 2006, we engaged in the production and distribution of wines.  In connection with the share exchange transaction with Promotora, we sold all of our current assets and liabilities to Lion Gri Corporation, a company wholly-owned by our former officers and directors prior to June 22, 2006, and changed our name to Promotora Valle Hermoso, Inc.

Negotiations Leading to Acquisition of 494 UNR

In the summer of 2007, Promotora Valle Hermoso retained Wolf Blitz Inc. as its strategic consultant. During the second half of 2007, Promotora management initiated a search for a merger candidate in order to increase shareholder value. In January 2008, the President of Wolf Blitz Inc., Mr. Serguei Melnik (Melnik Junior) had a conversation with his father, Mr. Vasile Melnik (Melnik Senior), whose construction company was a subcontractor of 494 UNR for over 20 years. In that conversation Mr. Melnik Senior said that, to his knowledge, the management of 494 UNR were looking for way for the company to go public in the Western financial markets. Melnik Senior then set up a conference call for Melnik Junior with the president of 494 UNR, Mr. Alexei Ivanovich Kim. During the conference call Mr. Alexei Ivanovich Kim indicated an interest in the potential merger with Promotora Valle Hermoso Inc. In February, 2008, Mr. Melnik Junior set up a conference call between the President of Promotora Valle Hermoso Inc., Mr. Ramon Rosales, and the President of 494 UNR. During the conference call it became clear that there was a mutual interest in the transaction, since Promotora Valle Hermoso was looking for acquisition targets in the construction business in order to increase its shareholder value. The details of the transaction needed to be worked out so that Mr. Melnik Junior flew to Moscow on or about March 19, 2008. The negotiations of the terms of the acquisition agreement between the companies continued at the 494 UNR offices, during which multiple conference calls were placed with Mr. Ramon Rosales, who was in Quito, Ecuador at the time. The negotiations concluded on March 24, 2008, with the acquisition agreement being signed. According to the terms of the acquisition agreement, the transaction was to be closed after delivery of 494 UNR’s the two years financials audited in accordance to GAAP standards. The audit was to be undertaken by the Promotora Valle Hermoso auditor Wiener Goodman and Company.

We entered into, effective March 24, 2008, an Acquisition Agreement (the “Agreement”) with the major stockholder of 494 UNR, providing for the acquisition by the Company of 66.83% of all of the outstanding shares of common and preferred stock of 494 UNR.  The acquisition of 66.83% of all of the outstanding common and preferred stock of 494 UNR was completed at an August 5, 2008 closing with the issuance by the Company of 20,500,000 shares of its common stock to Alexei Ivanovich Kim, the controlling stockholder of 494 UNR. The Agreement provided for resignation at closing of the Company’s officers and directors and the appointment of new officers and a new Board of Directors, as well as for the sale of the Company’s existing business to former management, which sale was completed on August 4th, 2008.

Rationale of Our Board of Directors for the Acquisition of 494 UNR

The decision of the Board of Directors of the Company to enter into the March 24, 2008 Acquisition Agreement was based on the value of  the Company acquiring an more significant operating business that would have the potential to benefit the Company’s shareholders and increase shareholder value.  The parties to the Acquisition Agreement determined closing of the acquisition was desirable for the business of 494 UNR, in that the public market in the United States for the Company’s stock after completion of the acquisition would be more favorable for capital raising purposes for 494 UNR’s construction businesses.

BUSINESS OF 494 UNR

Background

The acquisition by the Company of OJSC “494 UNR” (“494 UNR”), a Russian Federation corporation,  was completed on August 5, 2008. Unless otherwise indicated or the context otherwise requires, the terms “we,”  “us,”  “our,”  and the “Company” refer to Promotora Valle Hermoso, Inc. and its subsidiary 494 UNR.

494 UNR  commenced operations in 1967 as a construction/infrastructure services component of the Russian government construction operations. It operated historically as a construction and infrastructure construction and maintenance company primarily in Moscow and the Moscow area. It specialized in general and infrastructure construction services, including the construction and maintenance of roads, highways and bridges, design/build apartment and office buildings and parks, warehouses, shopping centers and retail facilities, hotels, commercial housing projects and light industrial projects for governments, developers, businesses and end users. 494 UNR  also performed activities such as demolition, clearing, large-scale earthwork and grading, dewatering, drainage improvements and structural concrete. Historically it constructed various types of buildings and building complexes in government projects, and took part in reconstruction of the Moscow ring highway and building and reconstructing federal government roads.

In 1998, the operation of 494 UNR’s business was transfered to an Open Joint Stock Company (OJSC) 494 UNR, controlled by our principal stockholder Alexei Ivanovich Kim, which was incorporated in Bronnitsy town, Moscow area, under the laws of Russian Federation.

Commencing about the year 2000, 494 UNR began also to concentrate its construction activities on project development and construction and, in the infrastructure area, material supply. We operate for the most part as a general contractor and use subcontracting companies for construction and infrastructure installation services. At  present, in addition to general construction and infrastructure services, we develop and construct multi-functional multi-flat residential complexes and produce and supply infrastructure projects with a proprietary polyethylene road base material. The product forms a base beneath asphalt similar to a net to make the roadbed stable. Our road base product can also be used in reinforcement of earth banks and slopes bordering roads, the bases of bridges, in the construction of airports, or, for example, for reinforcement of ski slopes.  We manufacture our road base product in the Russian Federation using manufacturing partners; however, we own the patents for this product.

Industry Background in the Russian Federation

The last three years have seen a Russian economic boom, although now the Russian economy’s growth rate is expected to slow significantly over the next year. In 2007, there was a 7.8% increase in real GDP. Russia’s residential housing market has tracked this growth driven by strong growth in real disposable income; a comprehensive government housing program, which has envisions the construction of approximately 140 million square meters of housing annually by 2015; and decreasing household size and urbanization of the population. In 2000, residential construction growth was at an average rate of 8.7% per annum to reach 50.2 million square meters in 2006 and 60.2 million square meters in 2007.

Because of the recent international liquidity crisis, there has been a decrease of demand for housing, but the Russian Government has announced measures to refinance mortgages to support the construction industry. We are participating in Presidential program 15X15 to provide former military personnel with housing and have our development projects in key locations in Moscow and in the Moscow area.

Infrastructure projects, where our products for roadbed base and banks and slopes base reinforcement product are used, are still a primary focus of the Russian Government. For financing infrastructure projects in the first quarter of 2009, Gazprom, Rosneft and other large companies may issue infrastructure bonds (guaranteed by a government program).

It is our view that the fundamentals of supply and demand for the type of projects in which we are primarily engaged, quality real estate and infrastructure projects in Russia, remain solid in the medium to long term, and that we have made appropriate adjustments for the recent changes in Russian real estate market and infrastructure projects in that market.

Customers

For residential housing we have a diverse range of customers, mostly middle-class and upper middle-class families. The wealth of Russian families has increased during last five years. There are some new customers who can buy a flat without mortgage. The percentage of buyers utilizing mortgages is significantly lower than in the United States or the European Union. Our customers for residential construction projects include governmental entities such as Russian Government. We participate in Presidential programs for maintenance of residential housing. Construction departments of the largest government oil and gas corporations such as GAZPROM and TRANSNEFT are customers for our products for road base reinforcement.

Sales and Marketing

The sales and marketing strategy of our company is developed by our marketing department and in cooperation with internationally-known companies (for example, CBRE).

Competition

The Moscow and Moscow area market of for real estate development is very large; there are more than 110 companies operating in this market. In Moscow alone about five million square meters of housing is constructed annually.

High technology road base reinforcement that we produce is made by several companies in Russia; but we are the sole owner of the patents on this technology.

Construction Practices

We erect houses with use of special forms (timbering) for construction of the “monolithic” concrete structure directly on a building site. A monolithic building structure provides an almost "seamless" design with better insulation and soundproofing. At the same time, the structures are more durable.

Insurance

We carry social insurance for our employees and vehicle insurance for equipment owned by Company.  Required payments to the Russian government are for the governmental social fund, medical insurance and pension coverage

Sources of Materials

We obtain materials for our construction and infrastructure businesses from a number of different sources in the Russian Federation. Cement, iron and plastics are purchased from and delivered by Russian producers. Usually, we use the closest producer to our production site for sources of material to reduce transportation cost.

Construction Contracts

In certain cases we bid through the official governmental process for the right to develop a certain project. Our contracts are generally obtained through competitive bidding in response to advertisements by government agencies and private parties. Less frequently, development and construction contracts may be obtained through direct negotiations with private owners. Our contract risk mitigation process includes identifying risks and opportunities during the bidding process, review of bids fitting certain criteria by various levels of management.

We act as prime contractor on most of the construction projects we undertake. We accomplish our projects with our own resources and subcontract construction work and specialized activities such as electrical and mechanical work. As prime contractor, we are responsible for the performance of the entire contract, including subcontract work. Thus, we may be subject to increased costs associated with the failure of one or more subcontractors to perform as anticipated.

We use design/build as a method of project delivery. Our construction contracts are typically two, or greater than two, years in duration with an average contract size of approximately $45 million.

Backlog

Our backlog includes the total value of awarded contracts that have not been completed, including our proportionate share of unconsolidated joint venture contracts. Our backlog was approximately $1.5 billion as of November 2008.

Risk Factors

We operate solely in the Russian Federation where we are subject to economic and political uncertainties. Unexpected and adverse changes in the Russian Federation could result in project disruptions, increased costs and potential losses.

Our business is subject to fluctuations in demand in the Russian Federation and to changing domestic economic and political conditions which are beyond our control.

Operating in the Russian Federation marketplace exposes us to a number of risks including:

•	abrupt changes in government policies and regulations,

•	trade restrictions;

•	tax increases; and

•	international hostilities.

The lack of a well-developed legal system in the Russian Federation some of these countries may make it difficult to enforce our contractual rights. To the extent that our business is affected by unexpected and adverse economic and political conditions, we may experience project disruptions and losses. Project disruptions and losses could significantly reduce our revenues and profits.

Recent Constraints on the Availability of Credit in the Worldwide Banking System and in the Russian Federation may Affect our Results of Operations.

We specialize in build and supply services, including the construction of roads, highways and bridges, design/build apartment and office buildings and parks, warehouses, shopping centers and retail facilities, hotels, commercial housing projects and light industrial projects for governments, developers, businesses and end users in the Russian Federation.  Recent constraints on the availability of credit in the worldwide banking system and in the Russian Federation could adversely affect construction and development projects of our customers and have a consequent adverse effect on our results of operations. As a result, we would face risks of:

•	Inability of our customers to finance their development and infrastructure projects, which would reduce the demand for our construction services and products;

•	currency fluctuations resulting from economic conditions in the Russian Federation; and

•	economic instability in our markets in the Russian Federation.

We Could Face Limitations on our Ability to Access the Capital Markets.

Although we have no plans at this time to access the capital markets to raise funds through the sale of equity or debt securities, our ability to access the capital markets would be subject to various factors, including general economic and/or financial market conditions. The current conditions of the financial markets have adversely affected the availability of credit and liquidity resources and our access to capital markets is more limited until stability re-emerges in these markets.

We depend on the services of our Chairman and President and of our Chief Executive Officer and implementation of our business plan could be seriously harmed if we lost the services of either one.

We depend heavily on the services of Alexei I. Kim, our Chairman and President, and ob Alexei A. Kim, our Chief Executive Officer. We do not have an employment agreement with either, nor do we have a “key person” life insurance policy on either of these executives to cover our losses in the event of the death of either individual. There can be no assurance that these executives will remain in their management positions with us, and the loss of services of either of these two executives would disrupt our business operations, which could reduce our revenues and profits.

We bear the risk of cost overruns in some of our contracts. We may experience reduced profits or, in some cases, losses under these contracts if costs increase above our estimates.

Under our fixed price contracts, contract prices are established in part on cost and scheduling estimates which are based on a number of assumptions, including assumptions about future economic conditions, prices and availability of labor, equipment and materials, and other exigencies. If these estimates prove inaccurate, or circumstances change such as unanticipated technical problems, difficulties in obtaining permits or approvals, changes in local laws or labor conditions, weather delays, cost of raw materials, our suppliers’ or subcontractors’ inability to perform, cost overruns may occur, and we could experience reduced profits or, in some cases, a loss for that project.

Our backlog is subject to unexpected adjustments and cancellations and is, therefore, an uncertain indicator of our future earnings.

Projects may remain in our backlog for an extended period of time. In addition, project cancellations or scope adjustments may occur, from time to time, with respect to contracts reflected in our backlog. Backlog reductions can adversely affect the revenue and profit we actually receive from contracts reflected in our backlog. Finally, poor project or contract performance could also impact our profits.

If we guarantee the timely completion or performance standards of a project, we could incur additional costs to cover our guarantee obligations.

In some instances, if we fail to complete the project as scheduled, or if the project subsequently fails to meet guaranteed performance standards, we may be held responsible for cost impacts to the client resulting from any delay or the costs to cause the project to achieve the performance standards, generally in the form of contractually agreed-upon liquidated damages. To the extent that these events occur, the total costs of the project would exceed our original estimates and we could experience reduced profits or, in some cases, a loss for that project.

The nature of our engineering and construction business exposes us to potential liability claims and contract disputes which may reduce our profits.

We may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. These claims generally arise in the normal course of our business. When it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by our insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

We are vulnerable to the cyclical nature of the construction business.

The demand for our services and products is dependent upon the existence of projects with engineering, procurement, construction and management needs. As a result, our past results have varied considerably and may continue to vary depending upon the demand for future projects in the industries we serve.

Our continued success requires us to hire and retain qualified personnel.

If we cannot find and keep the employees necessary to execute our contracts or to perform necessary corporate activities, it could have a material adverse impact on our business or financial results.

We work in the Russian Federation where there are high security risks, which could result in harm to our employees or unanticipated costs.

Some of our services are performed in high risk locations, and we may incur substantial costs such as security costs to maintain the safety of our personnel. Moreover, despite these activities, in these locations, we cannot guarantee the safety of our personnel.

It can be very difficult or expensive to obtain the insurance we need for our business operations.

As part of business operations, we maintain insurance both as a corporate risk management strategy and in order to satisfy the requirements of many of our contracts. Insurance products have become increasingly expensive and sometimes very difficult to obtain. Although we have in the past been generally able to cover our insurance needs, there can be no assurances that we can secure all necessary or appropriate insurance in the future.

Past and future environmental, safety and health regulations could impose significant additional costs on us that reduce our profits.

We are subject to numerous environmental laws and health and safety regulations. Our projects can involve the handling of hazardous and other highly regulated materials which, if improperly handled or disposed of, could subject us to civil and criminal liabilities. In addition, past activities could also have a material impact on us.

We generally do not have long term supply contracts and are subject to price fluctuations for construction materials.

Our business is heavily dependent upon construction materials, such as cement, lumber, concrete, glass, plastic and other materials, which we purchase from third-party suppliers. We could experience shortages of raw materials due to supply, production or shipment difficulties, which could decrease our ability to supply housing to our customers. We are also directly affected by increases in the costs of such raw materials. If we cannot increase prices because of competitive pressure, increased construction materials costs could reduce our profits.

If we experience delays and/or defaults in customer payments, we could suffer liquidity problems or we could be unable to recover all expenditures.

Because of the nature of our contracts, at times we commit resources to projects prior to receiving payments from the customer in amounts sufficient to cover expenditures on client projects as they are incurred. Delays in customer payments may require us to make a working capital investment. If a customer defaults in making its payments on a project in which we have devoted significant resources, it could have a material negative effect on our results of operations.

We do not plan to pay cash dividends.

Holders of our common stock are entitled to cash dividends when, as and if declared by the board of directors out of funds legally available for the payment of dividends. We have never paid dividends and our management does not anticipate the declaration or payments of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our board of directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions, and other factors.

Corporate Offices

Our corporate offices in the United States are located at 1809 E. Broadway Street, Oviedo Florida.  Our corporate offices for our construction development operations are located at 4 Stroitelnaya St., Bronitsy, Moscow District, Russia 141070, where we own approximately 1,692 square meters of office space.   We believe that our existing facilities are adequate to support our existing operations and that, if needed, we will be able to obtain suitable additional facilities on commercially reasonable terms.

Legal Proceedings

We are not a party to any pending legal proceedings or are aware of any pending legal proceedings against us that, individually or in the aggregate, would have a material adverse affect on our business, results of operations or financial condition.

Market Information for Our Common Stock

Our shares of common stock are traded on OTCBB under the symbol “PVHI.” The following table sets forth, for the periods indicated, the high and low bid prices of our common stock, as reported in published financial sources.  Quotations reflect inter-dealer prices, without retail mark-up, mark-down, commission, and may not represent actual transactions.  All amounts have been adjusted to reflect the one for thirty reverse stock split effected in August 10, 2007.

Fiscal Year Ended December 31, 2008	High	Low
Quarter ended December 31, 2008 (through November , 2008)	$1.80	$1.00
Quarter ended September 30, 2008	3.50	1.10
Quarter ended June 30, 2008	4.50	1.05
Quarter ended March 31, 2008	5.10	1.75
	High	Low
Fiscal Year Ended December 31, 2007
Quarter Ended December 31, 2007	2.25	2.25
Quarter Ended September 30, 2007	2.50	2.48
Quarter Ended June 30, 2007	0.06	0.06
Quarter Ended March 31, 2007	0.13	0.13

Fiscal Year Ended December 31, 2006	High	Low
Quarter ended December 31, 2006	0.97	0.46
Quarter Ended September 30, 2006	1.16	0.59
Quarter Ended June 30, 2006	1.47	1.00
Quarter Ended March 31, 2006	3.00	1.93

 Holders

As of December 1, 2008, there were 425 holders of record of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Our current policy is to retain any earnings to finance our future development and growth.  We may reconsider this policy from time to time in light of conditions then existing, including our earnings performance, financial condition and capital requirements.  Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors deems relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not currently have any type of equity compensation plan for our employees, officers or directors.

MANAGEMENT

The following table and text set forth the names and ages of all directors and executive officers of the Company as of December 1, 2008.  The Board of Directors is comprised of only one class.  All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  Officers are elected at the Annual Meeting of the Board of Directors, which immediately follows the Annual Meeting of Stockholders.

There are no family relationships among directors and executive officers, except that Alexei A. Kim is the son of Alexei I. Kim.

Name	Age	Position with Company
Alexei Ivanovich Kim	60	Chairman of the Board of Directors and President
Alexei Alexeivich Kim	36	Chief Executive Officer and Director
Iuriy Vladimirivich Shevchenko	37	Chief Financial Officer, Secretary and Director
Sergey Petrovich Yushkevich	42	Chief Accounting Officer and Director
Nikolaychuk Andrey Andreevich	48	Director
Pyatysheva Galina Nikolayevna	52	Director
Milukov Victor Vladimirovich	48	Director
Stefan C. Mancas	31	Director
Viorel B. Sareboune	35	Director

Background of Officers and Directors

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Mr. Alexei Ivanovich Kim, age 60, our Chairman of the Board and President, graduated from Frunze Polytechnical Institute in engineering and is an Honoured Builder of Russian Federation. He held executive positions at enterprises in the construction sector and was awarded several times by Russian Federation and Moscow authorities for merit in this sector. Mr. A.I. Kim has been General Director of 494 UNR from 1997 to the present. He led the company from the small enterprise to a much larger company which took part in large-scale construction projects including building and maintaining roads and building commercial and residential buildings.

Alexei A. Kim, age 36, our Chief Executive Officer, graduated from West Bohemian University, has been the deputy Chief Accounting Officer of 494 UNR from 1999 to 2005, and has co-managed all key 494 UNR projects. From 2005 to 2006, Mr. A.A. Kim was marketing director LLC 494 UNR-INVEST, where he developed strategy and vision, oversaw the business operations and marketing, and developed and implemented advertising policy and public relations. Commencing in 2006, Mr. A.A. Kim has been a vice-president of 494 UNR, co-managing all 494 UNR projects, enhancing business infrastructure and corporate management.

Mr. Iuriy Vladimirivich Shevchenko, age 37, our Chief Financial Officer, graduated with honors from the Yaroslav Military Finance School. From 1992 to 1995, he worked as chief accountant and financial department chief at 494 UNR. From 1995 to 1997, he was the chief accountant and assistant chief for the financial and economic planning and was in charge of the implementation of the company’s financial strategy and investment effectiveness analysis. From 1997 to 1998 at 494 UNR, he was the deputy chief of the financial and economic planning department and supervised the financial data and planning discipline. From 1998 to the present, Mr. Shevchenko has been the deputy director general of the financial and economic planning department at 494 UNR, in charge of financial resources management, with responsibility for negotiating with commercial banks and financial institutions, and supervises the development of the company’s credit policies and asset management and preparation of the financial statements for 494 UNR.

Sergei P. Yushkevich, age 42, our Chief Accounting Officer and Secretary graduated from Sverdlovsk Ural Polytechnic Institute. In 2003, he graduated from the Moscow Military Institute for Federal Border Patrol Services.  Mr. Yushkevich started his work experience in 1982 at the Ordzhonekidze Plant, where he was in charge of diagnosis and tuning radio electric equipment. From 1983 until 1988, he worked at the Urals Mechanic Plant, where he was in charge of testing and controlling of the radio electric equipment tuning. During 1989 to 1992, Mr. Yushkevich worked as a construction engineer at the All-Union Automatics Scientific Research Institute. He was responsible for the development and implementation of new standards for radio electric equipment and certification of the new materials and developed new software programs for automatic quality control systems. From 1994 to 1996, he worked at the UNR 1054 as an accountant and later as the chief accountant. Since 1996 to present he has been the deputy chief accountant at 494 UNR.

Nikolaychuk Andrey Andreevich, age 48, graduated from the Military Logistics Academy, Volsk, Russian Federation.  From 1989 to 2001 Mr. Nikolaychuk worked in the commodity management department of the Russian Federation Government, with more than 10 years' management experience in organizational leadership and relationship building with partner organizations and team members.  From 2001 to 2004, he was the Assistant to Executive Director, Material and Technical Support for LLC “STROY SERVICE #1”, a commodity managment company located in the Moscow area, where he managed large-scale implementation logistics projects for new scheduling, inventory and reporting for the company and planned and structured resources required to sustain growth of the company’s client base.  From 2004 to 2005, he was the Executive Director of LLC “STORY SERVICE #1”, a Moscow area commodity management company, where he was responsible for long-term relationships with clients, maintaining ongoing communication and facilitating solutions in logistics chains.  From 2005 to the present, Mr. Andreevich has been the Executive Director of LLC “SPECSERVICE”, a commodity managment company located in Moscow area, where he supervises an administrative and technical staff of 165 employees and develops corporate policies and procedures.

Pyatysheva Galina Nikolayevna, age 52, graduated from the Moscow Institute of Soviet Trade. From 1981 to 1991, she worked at ZSK Prodsnab Management, Ministry of Trade, in Zyryanovsk City, Eastern Kazakhstan, as Commodity Director, where she managed commodity and other supply operations, and from 1991 to 1999, she worked as a consultant and managing director in setting up retail commercial networks for “Perekrestok”, “Kopeyka”, located in Sochi, Russian Federation. From 2000 – 2004, Ms. Nikolayevna was a managing director Sibir Airlines (now S7 Airlines), in Sochi, where she opened a customer service center facility and managed ticket sales, boarding supervision and customer service, including dealing with customer complaints.  From 2004 to the present, she has been the Assistant Director of LLC “BARCODE”, a retail commercial fashion clothes network in Moscow, where she supervises Financial and Strategic Planning P&L Management, Auditing and Compliance, Operating and Working Capital, Budget Development and Management, Cash Flow Management and Modeling .

Milukov Victor Vladimirovich, age 48, graduated from the Kursk Polytechnic Institute, and has taken additional courses at RHR International Ecopsi, Russian Federation, in management, business cooperation, corporate planning and budgeting.  From 1997 to 2003, Mr. Vladimirovich was the technical director for San Interbrue-Kursk Beer company, Kursk, Russian Federation. From 2003 to 2004, he was the commercial director for OJSC Kurskagropromtrans, a logistics company, located in Kursk, and from 2004 to 2006 he was technical director for LLC Aqua-Don, Rostov, a mineral water producing company. From 2006 to the present, he has been the executive director of LLS Main Project Investment Bogorodsk, a production company located in Moscow area.

Stefan C. Mancas, age 31, received a Ph.D. degree in Applied Mathematics in 2007, a Master of Science in Applied Mathematics in 2003 and a Bachelor of Science in Mathematics/Physics Aerospace Engineering in 2002 from the University of Central Florida, Orlando, Florida.  He graduated from the Alexandru Ioan Cuza Military College in Constantza Romania, with a Baccalaureate Diploma—Summa Cum Laude in 1995.  From August 2007 to the present, Mr. Mancas has been an Assistant Professor in the Department of Mathematics, Embry-Riddle Aeronautical University, Daytona Beach, Florida, and from August 2002 to the present has also been a graduate teaching associate in the Department of Mathematics, University of Central Florida, Orlando, Florida.  From June 2007 to August 2007 was an adjunct Professor in the Department of Mathematics, University of Central Florida, Orlando, Florida, and from January 2007 to August 2007 was an Adjunct Professor in the Department of Mathematics, Valencia Community College, East Campus, Orlando, Florida.

Viorel B. Sareboune, 35, received Bachelor of Arts and Master of Arts degrees in 1994 and 1997, respectively, from Moldova State University, Moldova, specializing in arts and civil and international law.  He received a Master of Business Administration in 2001, and a Master of Science in Accounting in 2005, from the University of Central Florida, Orlando, Florida.  Since December 2007, Mr. Sareboune has been the Vice President Finance and New Business Development for  Life Extension Nutrition Center, Maitland, Florida.  From November 2005 to November 2007, Mr. Sareboune was employed as a tax associate for CNL Hotel and Resorts Inc., Orlando, Florida, and also from November 2005 to June 2006, he was a business and financial planning consultant with EDIS Secure LLP, Orlando, Florida.  From September 2003 to October 2005, Mr. Sareboune was the corporate accountant for CNLR (NNN) and CNL Hospitality Corp., Orlando, Florida.

Involvement in Certain Legal Proceedings.

Except as stated below, during the past five years, no director, person nominated to become a director, executive officer, promoter or control person of our Company:

(1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

(2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company.  Copies of these filings must be furnished to the Company.  The officers and directors of the Company are in the process of obtaining the necessary EDGAR codes and completing required Form 3 filings.  As of December 15, 2008, none of the nine required Form 3 filings, or the Schedule 13D filing required of Alexei Ivanovich Kim, has been completed.

Committees

At this time, the Company's Board of Directors has established an audit committee, consisting of three directors: Viorel Saraboune, Stafan Mancas and Galina Pyatysheva.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to the Company during fiscal 2007, by our former and current Chief Executive Officers, and by our current Chairman and President and current Chief Financial Officer.  Each person below is referred to as a named executive officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)	All Other Compensation (i)	Total ($) (j)
Alexei A. Kim, Chief Executive Officer	2007	$6,192							$6,192
Ramon E. Rosales, Chief Executive Officer (through August 4, 2008)	2007	$36,000							$36,000
Alexei I Kim, President and Chairman	2007	$22,560							$22,560
Iuriy Vladimirivich Shevchenko, Chief Financial Officer	2007	$13,248							$13,248

(1)
The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the named executive officer.  The aggregate amount of such compensation for the named executive officer is less than 10% of the total annual salary and bonus.

Stock Options Granted and Exercised in Fiscal 2007

No stock option grants were made to the Board of Directors members in fiscal 2007, and no stock options were exercised by the directors in fiscal 2007.

Director Compensation

Currently, our directors do not receive compensation for serving on our board of directors or on the audit committee.  Directors are reimbursed for their reasonable expenses incurred in attending meetings.

Employment Agreements

Neither us, nor any of our subsidiaries, have entered into an employment contract with a named executive officer.  Furthermore, we do not, nor do any of our subsidiaries, anticipate entering into an employment contract with any named executive officer in the near future.

Employee Benefit Plans

We do not currently have any type of employee compensation plan for our employees, officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Not applicable.

SELECTED FINANCIAL DATA

The following selected financial data has been derived from our audited financial statements and should be read in conjunction with such financial statements included herein.

	Nine Months Ended September 30,		Year Ended December 31,
	2008	2007	2007	2006
Statement of operations data:
Operating Revenues	$57,535,937	$55,687,222	$93,896,791	$70,371,281
Income from Operations	19,507,823	10,955,956	10,844,759	1,808,256
Net Earnings	10,625,455	6,047,975	6,134,950	988,100

Balance sheet data:
Total Assets	$113,388,597		$94,196,236	$59,232,768
Liabilities—Notes Payable	22,387,470		22,536,930	17,659,726

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto and the other financial information included elsewhere in this report.  Certain statements contained in this report, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including our ability to create, sustain, manage or forecast our growth; our ability to attract and retain key personnel; changes in our business strategy or development plans; competition; business disruptions; adverse publicity; and international, national and local general economic and market conditions.

Overview
Throughout this quarterly report on Form 10-Q, the terms “we,” “us,” “our,” “Promotora Valle Hermoso”, “Promotora” and “our Company” refer to Promotora Valle Hermoso, Inc., a Colorado corporation, and, unless the context indicates otherwise, includes our subsidiaries.

We were formerly known as Lion Gri Corporation, Inc. and were incorporated under the laws of the State of Colorado on January 6, 1999.  On June 22, 2006, we effectuated a share exchange transaction with Promotora Valle Hermoso Inc, a Florida company with subsidiaries engaged in the housing business in the Republic of Ecuador. Prior to June 22, 2006, we engaged in the production and distribution of wines.  In connection with the share exchange transaction with Promotora , we sold all of our current assets and liabilities to Lion Gri Corporation, a wholly-owned company of our former officers and directors prior to June 22, 2006, and changed our name to Promotora Valle Hermoso, Inc.

Effective March 24, 2008, we entered into an Acquisition Agreement (the “Agreement”) with stockholders of OJSC “494 UNR”, a  corporation incorporated under the laws of the Russian Federation (“494 UNR”), providing for the acquisition by the Company of 66.83% of all of the outstanding shares of common and preferred stock of 494 UNR.  At the closing under the Agreement on August 5, 2008, we issued 20,500,000 shares of our common stock to the controlling stockholder of 494 UNR. The Agreement provided for resignation at closing of the Company’s officers and directors and the appointment of new officers and a new Board of Directors, as well as for the sale of the Company’s existing business to former management.  We have filed an Information Statement with the Securities and Exchange Commission to change the name of the Company to UNR Holdings, Inc. For accounting purposes, the share exchange agreement has been treated as a recapitalization of 494 UNR (now a 68.83% owned subsidiary of the Company) as the acquirer. The financial statements prior to August 5, 2008 are those of 494 UNR.

494 UNR is a construction and development company with its principal offices located in Bronnitsy (Moscow region), Russian Federation. 494 UNR operates primarily in the Moscow region of the Russian Federation and specializes in infrastructure build and supply services, including the construction of roads, highways and bridges, as well as design/build apartment and buildings.

Results of Operations for the Year Ended December 31, 2007

For our fiscal year ended December 31, 2007, we had total revenues or $93,896,791, an increase from revenues of $70,371,281 in the prior year.  Road construction revenues increased to $42,996,725 in 2007, as compared with $4,571,230 in 2006. In 2007, we had net earnings of $6,134,950, as compared with net earnings of $988,100 in the prior year. At December 31, 2007, we had total assets of $94,196,236, total liabilities of $82,098,067 and a stockholders equity of $8,380,670.

Nine Months Ended September 30, 2008 Compared to Nine Months Ended September 30, 2007

REVENUES. Total revenues for the nine-month period ended September 30, 2008, increased by $1,848,715 or 3,3% to $57,535,937, as compared to $55,687,222 during the comparable period of 2007. The minor increase is a result of a significant increase in home building revenues and a decrease of road construction revenues.

Home building revenues for the nine-month period ended September 30, 2008 increased by $24,626,785 or 141% to $42,106,896 from $17,480,111 for the nine months period ended September 30, 2007. The growth is a result of increasing sales of apartments from completed construction projects.

Road construction revenues for the nine-month period ended September 30, 2008 decreased by $22,778,070, or 60%, to $15,429,041 from $38,207,111 for the comparable period of 2007. The decrease is due to low demand for road construction materials during the nine-month period in 2008.

COST OF SALES. Cost of sales decreased by $6,159,235, or 14.7%, to $35,753,730 for the period ending September 30, 2008, from $ 41,912,965 for the comparable period in 2007. This decrease was primarily due to decreased of road surfacing cost of sales.

SELLING, GENERAL AND ADMINISTRATIVE COSTS.  Selling, general and administrative costs decreased by $543,917, to $ 2,274,384 for the nine-month period ending September 30, 2008 from $ 2,818,301 for the comparable period in 2007 due to the effect of an exchange rate difference and a gain on the repayment of a loan.

INCOME FROM OPERATIONS. Income from operations increased by $8,551,867, or 78%, comparing $19,507,823 for the nine-month period ended September 30, 2008 to $10,955,956 for the comparable period in 2007, primarily due to a decrease in costs and expenses.

NET EARNINGS. Net earnings increased by $4,577,480, or 75.7%, to $10,625,455 for the nine-month period ended September 30, 2008 from $6,047,975 for the comparable period in 2007, primarily due to a general decrease in costs and expenses.

Three Months Ended September 30, 2008 Compared to Three Months Ended September 30, 2007

REVENUES. Total revenues for the three months ended September 30, 2008, increased by $163,150, or 0.5%, to $30,272,479 as compared to $30,109,329 during the comparable period of 2007. The minor increase is a result of significant increase of home building revenues and decrease in road construciton revenues.

Home building revenues for the three months ended September 30, 2008 increased by $6,609,367, or 39%, to $23,439,359 from $16,829,992 for the three months ended September 30, 2007. The growth is a result of increased sales of apartments from completed construction projects.

Road construction revenues for the three months ended September 30, 2008 decreased by $6,446,217, or 49%, to $9,833,120 from $13,279,337 for the comparable period of 2007. The decrease is due to low demand for road construction materials during the July-September period of 2008.

COST OF SALES. Cost of sales decreased by $7,234,764, or 30.2%, to $16,695,473 for the three months period ending September 30, 2008, from $ 41,912,965 for the comparable period in 2007. This decrease was primarily due to decreased of road surfacing and home building cost of sales.

SELLING, GENERAL AND ADMINISTRATIVE COSTS.  Selling, general and administrative costs decreased to $(169,680) for the three month period ending September 30, 2008 from $1,405,906 for the comparable period in 2007 due to the effect of an exchange rate difference and a gain on the repayment of a loan.

INCOME FROM OPERATIONS. Income from operations increased by $8,973,500, or 65%, comparing $13,746,686 for the three month period ended September 30, 2008 to $4,776,186 for the comparable period in 2007, primarily due to a decrease in costs and expenses.

NET EARNINGS. Net earnings increased by $4,842,790, or 203%, to $7,222,304 for the three month period ended September 30, 2008 from $2,379,514 for the comparable period in 2007, primarily due to a decrease in costs and expenses.

Liquidity and Financial Resources

We had working a capital surplus of $26,519,348 and a stockholders' equity in the amount of $17,933,890 at September 30, 2008. During the nine months ended September 30, 2008, we had net borrowings of $1,119,718.

Critical Accounting Policies

The Securities and Exchange Commission recently issued "Financial Reporting Release No.  60 Cautionary Advice Regarding Disclosure About Critical Accounting Policies" ("FRR 60"), suggesting companies provide additional disclosures, discussion and commentary on those accounting policies considered most critical to its business and financial reporting requirements.  FRR 60 considers an accounting policy to be critical if it is important to the Company's financial condition and results of operations, and requires significant judgment and estimates on the part of management in the application of the policy.  For a summary of the Company's significant accounting policies, including the critical accounting policies discussed below, please refer to the accompanying notes to the financial statements.

The Company assesses potential impairment of its long-lived assets, which include its property and equipment and its identifiable intangibles such as deferred charges under the guidance of SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". The Company must continually determine if a permanent impairment of its long-lived assets has occurred and write down the assets to their fair values and charge current operations for the measured impairment.

CRITICAL ACCOUNTING ISSUES
The Company's discussion and analysis of its financial condition and results of operations are based upon the Company's financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the financial statements, requires the Company to make estimates and judgments that effect the reported amount of assets, liabilities, and expenses, and related disclosures of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to intangible assets, income taxes and contingencies and litigation. The Company bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

NEW FINANCIAL ACCOUNTING STANDARDS
In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  This Statement is effective sixty days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”  The Company is currently evaluating the potential impact, if any, of the adoption of SFAS No. 162 on its financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of FASB Statement No. 133 (“SFAS No. 161”).  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The Company does not believe that SFAS No. 161 will have a material impact on its financial statements.

In February 2008, the FASB issued FASB Staff Position SFAS 157-1, “Application of SFAS No. 157 to SFAS No. 13 and Its Related Interpretative Accounting Pronouncements that Address Leasing Transactions” (“FSP SFAS 157-1”) and FASB Staff Position SFAS 157-2, “Effective Date of SFAS No. 157” (“FSP SFAS 157-2”). FSP SFAS 157-1 excludes SFAS No. 13 and its related interpretive accounting pronouncements that address leasing transactions from the requirements of SFAS No. 157, with the exception of fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of SFAS No. 157. FSP SFAS 157-2 delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). FSP SFAS 157-1 and FSP SFAS 157-2 became effective for the Company upon adoption of SFAS No. 157 on January 1, 2008. The Company will provide the additional disclosures required relating to the fair value measurement of nonfinancial assets and nonfinancial liabilities when it fully implements SFAS No. 157 on January 1, 2009, as required, and does not believe they will have a significant impact on its financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are primarily exposed to foreign currency risk, interest rate risk and credit risk.

Foreign Currency Risk - Because our revenues are currently denominated in U.S. dollars, a strengthening of the dollar could reduce our reported revenues. We do not engage in financial transactions for trading or speculative purposes.

Interest Rate Risk - Interest rate risk refers to fluctuations in the value of a security resulting from changes in the general level of interest rates. Investments that are classified as cash and cash equivalents have original maturities of three months or less.  We believe that there is not a material risk exposure to our short term investments.

Credit Risk - Our accounts receivables are subject, in the normal course of business, to collection risks. We regularly assess these risks and have established policies and business practices to protect against the adverse effects of collection risks. As a result we do not anticipate any material losses in this area.

PROMOTORA VALLE HERMOSO, INC. AND SUBSIDIARY

FINANCIAL STATEMENTS

DECEMBER 31, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
494 UNR Open Joint Stock, Inc
Moscow District, Russia

We have audited the accompanying consolidated balance sheets of Promotora Valle Hermoso, Inc. and Subsidiary (collectively, the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for each of two years in the period ended December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 of Notes to Financial Statements, 100% of the assets are located in the Russian Federation and 100% of the revenue is earned in the Russian Federation.

In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Wiener, Goodman & Company, P.C.
Eatontown, New Jersey

June 27, 2008

PROMOTORA VALLE HERMOSO, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
ASSETS

Cash and cash equivalents	$6,736,680	$15,764,512
Inventories - at the lower of cost or fair value:
Unsold homes under development	63,955,124	29,354,583
Raw materials and finished goods	3,003,999	1,345,823
Total Inventories	66,959,123	30,700,406
Receivables	6,315,677	9,567,398
Property, plant and equipment - net	983,565	371,755
Prepaid expenses	13,002,656	2,643,620
Other assets	198,535	185,077

TOTAL ASSETS	$94,196,236	$59,232,768

LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable	$22,536,930	$17,659,726
Accounts payable and other liabilities	3,001,535	2,696,929
Customer deposits	53,099,782	36,352,790
Deferred income tax	3,459,820	445,727
Total Liabilities	82,098,067	57,155,172

Minority interests	3,717,499	672,514

Stockholders' Equity:
Common stock, $0.001 par value; authorized 100,000,000
shares; outstanding 20,500,000 and 20,500,000 shares, respectively	20,500	20,500
Paid-in capital	99,579	99,579
Retained earnings	7,373,321	1,238,371
Accumulated other comprehensive income	887,270	46,632
Total Stockholders' Equity	8,380,670	1,405,082

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$94,196,236	$59,232,768

See Notes to Consolidated Financial Statements

PROMOTORA VALLE HERMOSO, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS

	For the Years Ended
	December 31,
	2007	2006

Revenues:
Home building	$50,900,066	$65,800,051
Road coverage	42,996,725	4,571,230
	93,896,791	70,371,281

Costs and expenses:
Cost of sales	79,185,231	65,531,665
Selling, general and administrative costs	3,866,801	3,031,360
	83,052,032	68,563,025

Income from operations	10,844,759	1,808,256
Other income expense:
Other income (primarily rental income)	1,234,103	137,175

Income before minority interests and
provision for income taxes	12,078,862	1,945,431

Minority interests share of earnings of
consoldiated subsidiary - net of taxes	3,044,985	490,428

Income before provision for income taxes	9,033,877	1,455,003
Provision for income taxes	2,898,927	466,903

Net earnings	$6,134,950	$988,100

Earnings per common share - basic and diluted	$0.30	$0.04

Weighted average common shares
outstanding - basic and diluted	20,500,000	20,500,000

See Notes to Consolidated Financial Statements

PROMOTORA VALLE HERMOSO, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
DECEMBER 31, 2007
					Accumulated
					Other
	Common Stock		Paid-In	Retained	Comprehensive
	No of shares	Amount	Capital	Earnings	Income	TOTAL

Balance, January 1, 2006	20,500,000	$20,500	$99,579	$250,271	$19,484	$389,834

Net income			-	988,100	-	988,100

Currency translation adjustment					27,148	27,148

Balance, December 31, 2006	20,500,000	20,500	99,579	1,238,371	46,632	1,405,082

Net income			-	6,134,950	-	6,134,950

Currency translation adjustment			-		840,638	840,638

Balance, December 31, 2007	20,500,000	$20,500	$99,579	$7,373,321	$887,270	$8,380,670

See Notes to Consolidated Financial Statements

PROMOTORA VALLE HERMOSO, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Years Ended
	December 31,
	2007	2006

Cash flows from operating activities:
Net income	$6,134,950	$988,100

Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation	74,220	47,868
Net income allocated to minority interests	3,044,985	490,428
Gain on sale of property, plant and equipment	1,386	-
Deferred income taxes	3,014,093	445,727
Change in operating assets and liabilities	(25,017,138)	(2,941,328)
Net cash used in operating activities	(12,747,504)	(969,205)

Cash flows from investing activities:
Proceeds from short-term investment	-	1,042,300
Proceeds from sale of property, plant and equipment	8,286	-
Purchase of property, plant and equipment	(709,159)	(156,700)
Net cash (used in) provided by investing activities	(700,873)	885,600

Cash flows from financing activities:
Investment in non-marketable security	-	(185,077)
Proceeds from borrowings	16,246,004	33,864,695
Repayment of loans	(11,368,800)	(23,192,904)
Net cash provided by financing activities	4,877,204	10,486,714

Effect of exchange rate changes on cash	(456,659)	1,342,660

Net increase (decrease) in cash	(9,027,832)	11,745,769

Cash - beginning of year	15,764,512	4,018,743

Cash - end of year	$6,736,680	$15,764,512

Changes in operating assets
and liabilities consist of:
Decrease in accounts receivable	3,251,721	827,985
Increase in inventories	(35,531,288)	(21,966,715)
Increase in prepaid expenses	(10,141,252)	(828,478)
Increase in accounts payable and
accrued expenses	304,606	73,295
Increase in customer advances	17,099,075	18,952,585
	$(25,017,138)	$(2,941,328)

See Notes to Consolidated Financial Statements

PROMOTORA VALLE HERMOSO, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

	For the Years Ended
	December 31,
	2007	2006

Supplementary Information:
Cash paid during the year for
Interest	$1,754,285	$1,993,524
Income taxes	$153,140	$100,249

See Notes to Consolidated Financial Statements

PROMOTORA VALLE HERMOSO, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

1.             DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Promotora Valle Hermoso, Inc. and Subsidiary (“Promotora Valle Hermoso” or the “Company”) operates its business through its majority-owned subsidiary, 494 UNR Open Joint Stock, Inc. (“494 UNR”).  494 UNR, a Russian Federation corporation, is a construction company operating in the Russian Federation and specializing in infrastructure build and supply services, including the construction of roads, highways and bridges, design/build apartment and office buildings, parks, warehouses, shipping centers and retail facilities, such as commercial housing projects and light industrial projects for governments, developers, businesses and end users.  494 UNR also performs activities such as demolition, clearing, large-scale earthwork and grading, dewatering, drainage improvements and structural concrete.

494 UNR operates primarily in the Moscow regions of the Russian Federation and has completed projects in a number of other cities or urban areas.  All revenue is earned within the Russian Federation.

Basis of Presentation

Effective March 24, 2008, Promotora Valle Hermoso entered into an Acquisition Agreement with the stockholders of 494 UNR, providing for the acquisition by the Company of 66.83% of the outstanding shares of common and preferred stock of 494 UNR.  In connection with the agreement, as of August 5, 2008, the Company issued 20,500,000 of its common stock to Alexei Ivanovich Kim (the “Controlling Shareholder”).  Based on the number of outstanding voting securities as of August 5, 2008, the Controlling Shareholder owns beneficially 83.79% of the Company’s issued and outstanding shares of common stock.  In connection with the share exchange, the Company acquired the assets and assumed the liabilities of 494 UNR as the acquirer.  The financial statements prior to August 5, 2008, reflect the assets and liabilities of 494 UNR at historical earning amounts.

The share exchange was accounted for as a recapitalization.  The financial statements show a retroactive restatement of the Company’s historical stockholders’ equity to reflect the equivalent number of shares of common stock issued in the acquisition.

Effective August 5, 2008, the Company’s officers and directors resigned and new officers and a new Board of Directors were appointed, as well as the sale of the Company’s existing business to former management.

Summary of Significant Accounting Policies

Principles of Consolidation

The financial statements include the accounts of the Company and its majority-owned subsidiary.  All intercompany transactions and balances have been eliminated.  Where the Company’s ownership is less than 100 percent, the minority ownership interests are reported in the consolidated balance sheet as a liability.  The minority ownership interest of the Company’s earnings is classified as “Minority interest shares of earnings of consolidated subsidiary” in the consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company has adopted the revenue recognition method for completed work, in accordance with Financial Accounting Standards ("SFAS") No. 66, "Account for Sales of Real Estate ("SFAS 66"), over which the revenue and costs will be recorded at the time of the completion of home construction and delivery to the buyer.  The cash received on the home is recorded as customer advances until the revenue is recognized.  Cash advances at December 31, 2007 and 2006 against future revenue was $53,099,782 and $36,352,790, respectively and is included in customer advances on the Company’s consolidated balance sheet at December 31, 2007 and 2006.

Revenue from the sale of materials for road coverage is recognized when the work is completed and accepted by the purchaser.

Land, land development and the other common costs, both incurred and estimated to be incurred in the future, are amortized to the cost of homes closed based upon the total number of homes to be constructed in each project.  Any changes resulting from a change in the estimated number of homes to be constructed or in the estimated costs subsequent to the commencement of delivery of homes in the project are allocated to the remaining undelivered homes.  Home construction and related costs are charged to the cost of homes covered under the specific identifiable method.

Cash and Cash Equivalents

Cash and cash equivalents include cash deposited in checking accounts, overnight repurchase agreements and money market funds with maturities of 90 days or less when purchased.  The cash balances are held at a few institutions and may, at times, exceed insurable amounts.  The Company believes it mitigates this risk by depositing cash in major financial institutions.

Receivables

Receivables are recorded when invoices are issued and are presented in the balance sheet net of allowance for doubtful accounts.  Receivables are written off when they are determined to be uncollectible.  The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial ability of its customers.  The Company believes no allowance for doubtful accounts is necessary at December 31, 2007 and 2006.

Inventories

Inventories and long-lived assets held for sale are recorded at the lower of cost or fair value less direct costs to sell.  Fair value is defined as the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.  Construction costs are accumulated during the period of construction and charged to cost of sales under specific identification methods.  Land, land development and common facility costs are allocated based on buildible acres to product types within each project, then charged to cost of sales equally based upon the number of homes to be constructed in each product type.  For inventories of projects under development, a loss is recorded when events and circumstances indicate impairment and the undiscounted future cash flows generated are less than the related carrying amounts.  The impairment loss is the difference between the book value of the individual project, and the discounted future cash flows generated from expected revenue of the individual project, less the associated cost to complete and direct costs to sell, which approximates fair value.  The estimates used in the determination of the estimated cash flows and fair value of a project are based on factors known to us at the time such estimates are made and our expectations of future operations.  These estimates of cash flows are significantly impacted by estimates of the amounts and timing of revenues and costs and other factors which, in turn, are impacted by local market economic conditions and the actions of competitors.  Should the estimates or expectations used in determining estimated cash flows or fair value decrease or differ from current estimates in the future, we may be required to recognize additional impairments related to current and future projects.

Post Development Completion Costs

In instances where a development is substantially completed and sold and the Company has additional construction work to be incurred, an estimated liability is provided to cover the cost of such work and is recorded as costs of sales and included in accounts payable in the accompanying balance sheet.

Fair Value of Financial Instruments

For financial instruments, including cash, accounts receivable, accounts payable, notes payable and accrued expenses, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.  Management believes that the carrying amount debt is a reasonable estimate of its fair value.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable.  The Company grants credit to customers that are based on an evaluation of the customer's financial condition, without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer's financial condition.  The Company controls its exposure to credit risk through credit approvals, and progressive payments as the work is preformed.

100% of the Company’s assets are located in the Russian Federation.  There is a potential risk that the government within the Russian Federation may become unstable which could lead to exposure of those assets.

The Company is also subject to the risk of currency fluctuations that may affect the prices paid for goods and the amounts received for revenue.

Advertising Costs

Advertising costs are treated as period costs and expensed as incurred.  During the year ended December 31, 2007 and 2006, advertising costs expenses were minimal as advertising costs are incurred by the agency hired by the Company to market its housing projects.

Interest

In accordance with SFAS 34, "Capitalization of Interest Cost", interest incurred is first capitalized to the property under development during the land development and home construction period and expensed along with the associated cost of sales as the related inventory are sold.  Interest in excess of interest capitalized or interest incurred on borrowings directly related to property not under development is expensed immediately.  No interest was expensed for the year ended December 31, 2007 and 2006 as all amounts were capitalized in ongoing projects that expect to be completed in future periods.  Capitalized interest is included in Inventories – sold and unsold homes under development – in the Company’s consolidated balance sheet at December 31, 2007 and 2006.

Interest cost incurred, expensed and capitalized were:

	Year End
	December 31,
	2007	2006
Interest capitalized at beginning of year	$1,993,524	$-
Plus interest incurred	2,472,452	1,993,524
Less cost of sales interest expense	-	-
Less other interest expense	-	-

Interest capitalized at end of year	$4,465,976	$1,993,524

Depreciation

Equipment is stated at cost less accumulated depreciation and amortization.  Depreciation is calculated primarily using the straight-line method over their estimated useful lives.

Income Taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable in future years to the differences noted in the financial statement carrying amounts and the tax basis of the reported assets and liabilities.
The principal item giving rise to deferred taxes is expenses deductible for tax purposes that are not deductible for book purposes.

The Company accounts for income taxes in accordance with the Internal Income Tax Law of the Russian Federation.  The Company is taxed at a rate of 24%.

Foreign Currency Translation
Conversion of currency from the Russian ruble into a United States dollar (“US $”) has been made at the respective applicable rates of exchange.  Monetary assets and liabilities denominated in foreign currencies are converted into US $ at the applicable rate of exchange at the balance sheet date.  Income and expense items are converted at the average rates for the years then ended.

Earnings Per Share

Basic earnings per common share are computed by dividing net earnings by weighted average number of common shares outstanding during the year.  Diluted earnings per common share are computed by dividing net earnings by the weighted average number of common share and potential common shares outstanding during the year.  There were no potential common shares outstanding for the years ending December 31, 2007 and 2006.

Prepaid Expenses

Prepaid expenses primarily include prepayments for goods and services and which relate to specific housing projects are amortized to cost of sales as the applicable inventory are sold.  All other prepaid expenses are amortized over a specific time period or as used and charged to overhead expense.

New Financial Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157 “Fair Value Measurements,” (“SFAS 157”) which enhances existing guidance for measuring assets and liabilities using fair value.  This standard provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities.  SFAS 157, as amended by FASB Staff Position 157-2, is effective for financial statements for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years.  The Company does not believe that SFAS 157 will have a material impact on its financial statements.

In July 2006, FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  The interpretation requires a two step approach for recognizing and measuring tax benefits based on a recognition threshold of “more likely than not”.  The FASB also requires explicit disclosures about uncertainties in tax positions including a detailed rollforward of tax benefits that do not qualify for financial statement recognition.  The adoption of FIN 48 is effective for fiscal years beginning after December 15, 2006.  On January 1, 2007, the Company implemented FIN 48 which resulted in no adjustment in the liability for uncertain tax positions.  For additional information regarding the accounting treatment and effect of FIN 48, see Note 8 of Notes to the Financial Statements.

In February 2007, the FASB issued SFAS No. 159  “The Fair Value Option for Financial Assets and Financial Liabilities,” (“SFAS 159”) providing companies with an option to report selected financial assets and liabilities at fair value.  The standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently.  It also requires entities to display the fair value of those assets and liabilities for which the Company has chosen to use fair value on the face of the balance sheet.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the impact of the adoption of this Statement on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007) (“SFAS 141 (R)”) “Business Combinations”, which replaces SFAS 141 “Business Combinations”.  This Statement improves the relevance, completeness and representational faithfulness of the information provided in financial reports about the assets acquired and the liabilities assumed in a business combination.  This Statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquire at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the Statement.  Under SFAS 141(R), acquisition-related costs, including restructuring costs, must be recognized separately from the acquisition and will generally be expensed as incurred.  That replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values.  SFAS 141(R) shall be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual report period beginning on or after December 15, 2008.  The Company will implement this Statement in 2009.

In December 2007, the FASB issued SFAS No. 160 “Non-Controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51” (“SFAS 160”).  SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  Specifically, this statement requires the recognition of non-controlling interests (minority interest) as equity in the consolidated financial statements and separate from parent’s equity.  The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement.  SFAS 160 clarifies that changes in a parent’s ownership in a subsidiary that does not result in deconsolidation are equity transactions if the parent retains its controlling financial interest.  In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated.  Such gain or loss will be measured using the fair value of the non-controlling equity investment of the deconsolidation date.  SFAS 160 also includes expanded disclosure requirements regarding the interest of the parent and its non-controlling interest. SFAS 160 is effective for fiscal years, and interim periods other than fiscal years, beginning on or after December 15, 2008.  The Company is currently evaluating the impact of the adoption of this Statement on its financial statements.

In January 2008, Staff Accounting Bulletin (“SAB”) 110 “Share-Based Payment” (“SAB 110”), was issued.  Registrants may continue, under certain circumstances, to use the simplified method in developing estimates of the expected term of share options as initially allowed by SAB 107, “Share-Based Payments”.  The adoption of SAB 110 should have no effect on the financial position and results of operations of the Company.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of FASB Statement No. 133 (“SFAS No. 161”).  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The Company does not believe that SFAS No. 161 will have a material impact on its financial statements.

2.             Property

Property, plant and equipment consists of buildings, building improvements, furniture and equipment used to conduct day to day business and are recorded at cost less accumulated depreciation.  Accumulated depreciation related to these assets at December 31, 2007 and 2006 amounted to $196,170 and $131,175, respectively.

Depreciation expense for the years ended December 31, 2007 and 2006 amounted to $74,220 and $47,868, respectively.

3.             Inventories

In accordance with Financial Accounting Standards No. 144, “Accounting for the Impairment of or Disposal of Long Lived Assets” (“SFAS 144”), the Company records impairment losses on inventory related to projects under development when events and circumstances indicate that they may be impaired and the undiscounted cash flows estimated by these assets are less than their related carrying amounts.  The Company recorded no impairments for the years ended December 31, 2007 and 2006.

4.             Notes Payable

Notes payable balances as of December 31, 2007 and 2006 were as follows:

	December 31,
	2007	2006
Note payable to JSC Greenfield Bank,	$-	$569,669
interest @ 16%, matured June 29, 2007

Notes payable to OJSC Ros Der Bank,	-	3,797,790
interest @ 14%, matured May 11, 2007

Note payable to OJSC Ros Der Bank,	2,400,000	-
interest @ 14%, due November 18, 2008

Note payable to Vozrozhdenie Bank,	6,829,092	5,696,686
interest @ 14%, matured February 20, 2008

Note payable to Vozrozhdenie Bank,	-	7,595,581
interest @ 14%, matured July 2, 2007

Notes payable to Dunchoille Holdings Limited,	13,307,838	-
interest @ 10% due December 31, 2007.
The notes have been extended on a
monthly basis through July 28, 2008.
Interest in the amount of $718,167 has
been earned as of December 31, 2007
	$22,536,930	$17,659,726

The notes payable are secured by the Company’s accounts receivable and current projects under construction.

Interest expense for the years ended December 31, 2007 and 2006 in the amount of $2,472,452 and $1,993,524, respectively has been capitalized and included in the cost of sold and unsold homes under development in the Company’s balance sheet at December 31, 2007 and 2006.  There was no amortization to cost of sales for the years then ended.

5.             Income Taxes

The Company adopted the provision of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainties in Income Taxes” (“FIN 48”), on January 1, 2007.  As a result of the implementation of FIN 48, the Company recognized no adjustment in the net liabilities or equity for unrecognized income tax benefit.

The provision for income taxes consists of the following:

	December 31,
	2007	2006
Current:
Federal	$-	$-
Foreign	43,921	35,791
	43,921	35,791
Deferred:
Federal	-	-
Foreign	2,855,006	431,112
	2,855,006	431,112
	$2,898,927	$466,903

A reconciliation of taxes on income computed at the federal statutory rate to amounts provided is as follows:

	December 31,
	2007	2006
Tax provision (benefit) computed at
the federal statutory rate of 34%	$4,106,813	$661,444

Decrease in taxes resulting from different
tax rates and permanent differences
applicable to foreign operations	(1,207,886)	(194,541)

	$2,898,927	$466,903

Components of deferred tax liabilities are as follows:

	December 31,
	2007	2006
	Tax Effect	Tax Effect
Deferred Tax Liabilities - Current
Operating expenses	$3,449,968	$445,727

It is management’s intention to permanently reinvest the majority of the earnings of its foreign subsidiaries in the expansion of its foreign operations.  No earnings were repatriated in 2007 or 2006.  Unrepatriated earnings, upon which U.S. income taxes have not been accrued, are approximately $11.0 million at December 31, 2007.  Such unrepatriated earnings are deemed by management to be permanently reinvested.  Estimated income taxes related to unrepatriated foreign earnings are approximately $1.2 million under the current tax law, which is net of a foreign tax credit of 24%.

The Company files income tax returns in all jurisdictions in which it has reason to believe it is subject to tax.  The Company is subject to examination by various taxing jurisdictions.  To date, none of these examinations has resulted in any material additional tax.  Nonetheless, any tax jurisdiction may contend that a filing position claimed by the Company regarding one or more of its transactions is contrary to that jurisdictions laws or regulations.  Significant judgement is required in determining the worldwide provisions for income taxes.  In the ordinary course of business of a global business, the ultimate tax outcome is uncertain for many transactions.  It is the Company’s policy to establish provisions for taxes that may become payable in future years as a result of an examination by tax authorities.  The Company establishes the provisions based upon management’s assessment of exposure associated with permanent tax differences and tax credits applied to temporary difference adjustments.  The tax provisions are analyzed periodically (at least quarterly) and adjustments are made as events occur that warrant adjustments to those provisions.

6.             Minority Interest

The minority interest represents the third parties of 494 UNR who did not exchange their shares with the Company in connection with the share exchange agreement.

The following table sets forth the minority interest balances and the changes in these balances attributable to the third party investors’ interests:

	2007	2006
Balance at beginning of year	$672,514	$182,086

Minority interest share of income	3,044,985	490,428

Balance at end of year	$3,717,499	$672,514

7.             Stockholders’ Equity

Common Stock
The Company is authorized to issue 100,000,000 common shares, $0.001 par value, of which 20,500,000 shares are outstanding.

8.             Commitments and Contingencies

a) The Company leases various facilities.  Some of these leases require the Company to pay certain executory costs (such as maintenance and insurance).

Future minimum lease payments for operating leases are approximately as follows:

Year Ending
2008	$548,051
2009	289,529
2010	-
2011	-
Thereafter	-
$837,580

Rent expense was $966,227 and $606,025 for the years ended December 31, 2007 and 2006, respectively.

b) Rental income was $3,304,772 and $51,661 for the years ended December 31, 2007 and 2006, respectively.

PROMOTORA VALLE HERMOSO, INC. AND SUBSIDIARY

FINANCIAL STATEMENTS

SEPTEMBER 30, 2008 and 2007
(UNAUDITED)

PART I—FINANCIAL INFORMATION

Item 1.    Financial Statements.

Certain information and footnote disclosures required under accounting principles generally accepted in the United States of America have been condensed or omitted from the following consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission.  It is suggested that the following consolidated financial statements be read in conjunction with the year-end consolidated financial statements and notes thereto included in this Information Statement.

The results of operations for the nine and three months ended September 30, 2008 and 2007 are not necessarily indicative of the results for the entire fiscal year or for any other period.

PROMOTORA VALLE HERMOSO, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2008	2007

ASSETS

Cash and cash equivalents	$4,136,253	$6,736,680
Inventories - at the lower of cost or fair value:
Unsold homes under development	73,599,154	63,955,124
Raw materials and finished goods	2,779,848	3,003,999
Total Inventories	76,379,002	66,959,123
Receivables	12,609,253	6,315,677
Property, plant and equipment - net	405,816	983,565
Prepaid expenses	19,665,244	13,002,656
Other assets	193,029	198,535

TOTAL ASSETS	$113,388,597	$94,196,236

LIABILITIES AND STOCKHOLDERS' EQUITY

Notes payable	$22,387,470	$22,536,930
Accounts payable and other liabilities	10,865,072	3,001,535
Customer deposits	45,058,859	53,099,782
Deferred income tax	8,152,032	3,459,820
Total Liabilities	86,463,433	82,098,067

Minority interests	8,991,274	3,717,499

Stockholders' Equity:
Common stock, $0.001 par value; authorized 100,000,000
shares; outstanding 24,464,799 and 20,500,000 shares, respectively	24,465	20,500
Paid-in capital	8,597,369	99,579
Retained earnings	9,493,532	7,373,321
Accumulated other comprehensive income (loss)	(181,476)	887,270
Total Stockholders' Equity	17,933,890	8,380,670

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$113,388,597	$94,196,236

See Notes to Unaudited Consolidated Financial Statements

PROMOTORA VALLE HERMOSO, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For the Nine Months Ended		For the Three Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenues:
Home building	$42,106,896	$17,480,111	$23,439,359	$16,829,992
Road coverage	15,429,041	38,207,111	6,833,120	13,279,337
	57,535,937	55,687,222	30,272,479	30,109,329

Costs and expenses:
Cost of sales	35,753,730	41,912,965	16,695,473	23,930,237
Selling, general and administrative costs	2,274,384	2,818,301	(169,680)	1,405,906
	38,028,114	44,731,266	16,525,793	25,336,143

Income from operations	19,507,823	10,955,956	13,746,686	4,773,186
Other income expense:
Other income (primarily rental income)	1,412,216	952,644	473,023	(87,274)

Income before minority interests and
provision for income taxes	20,920,039	11,908,600	14,219,709	4,685,912

Minority interests share of earnings
consolidated subsidiary	5,273,775	3,002,062	3,584,675	1,181,280

Income before provision for income taxes	15,646,264	8,906,538	10,635,034	3,504,632
Provision for income taxes	5,020,809	2,858,563	3,412,730	1,125,118

Net earnings	$10,625,455	$6,047,975	$7,222,304	$2,379,514

Earnings per common share - basic and diluted	$0.50	$0.30	$0.31	$0.12

Weighted average common shares
outstanding - basic and diluted	21,327,815	20,500,000	22,956,452	20,500,000

See Notes to Unaudited Consolidated Financial Statements

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2008	2007

Cash flows from operating activities:
Net income	$10,625,455	$6,047,975

Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation	51,931	24,924
Net income allocated to minority interests	5,273,775	1,820,782
Gain on sale of property, plant and equipment	127,007	-
Deferred income taxes	4,692,212	1,758,894
Change in operating assets and liabilities	(24,892,874)	(18,546,502)
Net cash used in operating activities	(4,122,494)	(8,893,927)

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	693,272	-
Purchase of property, plant and equipment	(104,164)	(569,562)
Net cash (used in) provided by investing activities	589,108	(569,562)

Cash flows from financing activities:
Proceeds from borrowings	20,847,992	14,026,004
Repayment of loans	(19,728,194)	(4,685,043)
Net cash provided by financing activities	1,119,798	9,340,961

Effect of exchange rate changes on cash	(186,839)	(1,146,331)

Net (decrease) in cash	(2,600,427)	(1,268,859)

Cash - beginning of period	6,736,680	15,764,512

Cash - end of period	$4,136,253	$14,495,653

Changes in operating assets
and liabilities consist of:
(Increase) in accounts receivable	(7,220,115)	(196,969)
(Increase) in inventories	(10,806,671)	(10,001,415)
(Increase) in prepaid expenses	(6,662,588)	(4,886,056)
Increase (decrease) in accounts payable and
accrued expenses	9,021,205	(893,577)
(Decrease) in customer advances	(9,224,705)	(2,568,485)
	$(24,892,874)	$18,546,502)

See Notes to Unaudited Consolidated Financial Statements

PROMOTORA VALLE HERMOSO, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)
(Unaudited)

	For the Nine Months Ended
	September 30,
	2008	2007

Supplementary Information:
Cash paid during the year for
Interest	$2,921,021	$955,899
Income taxes	$39,156	$-

See Notes to Unaudited Consolidated Financial Statements

Promotora Valle Hermoso, Inc.
Notes to Unaudited Consolidated Financial Statements
September 30, 2008

2.             DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Promotora Valle Hermoso, Inc. and Subsidiary (“Promotora Valle Hermoso” or the “Company”) operates its business through its majority-owned subsidiary, 494 UNR Open Joint Stock, Inc. (“494 UNR”).  494 UNR, a Russian Federation corporation, is a construction company operating in the Russian Federation and specializing in infrastructure build and supply services, including the construction of roads, highways and bridges, design/build apartment and office buildings, parks, warehouses, shipping centers and retail facilities, such as commercial housing projects and light industrial projects for governments, developers, businesses and end users.  494 UNR also performs activities such as demolition, clearing, large-scale earthwork and grading, dewatering, drainage improvements and structural concrete.

494 UNR operates primarily in the Moscow regions of the Russian Federation and has completed projects in a number of other cities or urban areas.  All revenue is earned within the Russian Federation.

Basis of Presentation

Effective March 24, 2008, Promotora Valle Hermoso entered into an Acquisition Agreement with the stockholders of 494 UNR, providing for the acquisition by the Company of 66.83% of the outstanding shares of common and preferred stock of 494 UNR.  In connection with the agreement, as of August 5, 2008, the Company issued 20,500,000 of its common stock to Alexei Ivanovich Kim (the “Controlling Shareholder”).  Based on the number of outstanding voting securities as of August 5, 2008, the Controlling Shareholder owns beneficially 83.79% of the Company’s issued and outstanding shares of common stock.  In connection with the share exchange, the Company acquired the assets and assumed the liabilities of 494 UNR as the acquirer.  The financial statements prior to August 5, 2008, reflect the assets and liabilities of 494 UNR at historical earning amounts.

The share exchange was accounted for as a recapitalization.  The financial statements show a retroactive restatement of the Company’s historical stockholders’ equity to reflect the equivalent number of shares of common stock issued in the acquisition.

Effective August 5, 2008, the Company’s officers and directors resigned and new officers and a new Board of Directors were appointed, as well as the sale of the Company’s existing business to former management.

The consolidated balance sheet as of September 30, 2008, and the consolidated statements of operations, stockholders’ equity and cash flows for the periods presented herein have been prepared by the Company and are unaudited.  In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders’ deficiency and cash flows for all periods presented have been made.  The results for the nine months ended September 30, 2008 should not be viewed as indicative of the Company’s annual results or the Company’s results for any other period.  The information for the consolidated balance sheet as of December 31, 2007 was derived from audited financial statements.

Summary of Significant Accounting Policies

Principles of Consolidation

The financial statements include the accounts of the Company and its majority-owned subsidiary.  All intercompany transactions and balances have been eliminated.  Where the Company’s ownership is less than 100 percent, the minority ownership interests are reported in the consolidated balance sheet as a liability.  The minority ownership interest of the Company’s earnings is classified as “Minority interest shares of earnings of consolidated subsidiary” in the consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company has adopted the revenue recognition method for completed work, in accordance with Financial Accounting Standards ("SFAS") No. 66, "Account for Sales of Real Estate ("SFAS 66"), over which the revenue and costs will be recorded at the time of the completion of home construction and delivery to the buyer.  The cash received on the home is recorded as customer advances until the revenue is recognized.  Cash advances at September 30, 2008 and December 31, 2007 against future revenue was $45,058,859 and $53,099,782, respectively and is included in customer advances on the Company’s consolidated balance sheet at September 30, 2008 and December 31, 2007.

Revenue from the sale of materials for road coverage is recognized when the work is completed and accepted by the purchaser.

Land, land development and the other common costs, both incurred and estimated to be incurred in the future, are amortized to the cost of homes closed based upon the total number of homes to be constructed in each project.  Any changes resulting from a change in the estimated number of homes to be constructed or in the estimated costs subsequent to the commencement of delivery of homes in the project are allocated to the remaining undelivered homes.  Home construction and related costs are charged to the cost of homes covered under the specific identifiable method.

Cash and Cash Equivalents

Cash and cash equivalents include cash deposited in checking accounts, overnight repurchase agreements and money market funds with maturities of 90 days or less when purchased.  The cash balances are held at a few institutions and may, at times, exceed insurable amounts.  The Company believes it mitigates this risk by depositing cash in major financial institutions.

Receivables

Receivables are recorded when invoices are issued and are presented in the balance sheet net of allowance for doubtful accounts.  Receivables are written off when they are determined to be uncollectible.  The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry, and the financial ability of its customers.  The Company believes no allowance for doubtful accounts is necessary at September 30, 2008 or December 31, 2007.

Inventories

Inventories and long-lived assets held for sale are recorded at the lower of cost or fair value less direct costs to sell.  Fair value is defined as the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.  Construction costs are accumulated during the period of construction and charged to cost of sales under specific identification methods.  Land, land development and common facility costs are allocated based on buildible acres to product types within each project, then charged to cost of sales equally based upon the number of homes to be constructed in each product type.  For inventories of projects under development, a loss is recorded when events and circumstances indicate impairment and the undiscounted future cash flows generated are less than the related carrying amounts.  The impairment loss is the difference between the book value of the individual project, and the discounted future cash flows generated from expected revenue of the individual project, less the associated cost to complete and direct costs to sell, which approximates fair value.  The estimates used in the determination of the estimated cash flows and fair value of a project are based on factors known to us at the time such estimates are made and our expectations of future operations.  These estimates of cash flows are significantly impacted by estimates of the amounts and timing of revenues and costs and other factors which, in turn, are impacted by local market economic conditions and the actions of competitors.  Should the estimates or expectations used in determining estimated cash flows or fair value decrease or differ from current estimates in the future, we may be required to recognize additional impairments related to current and future projects.

Post Development Completion Costs

In instances where a development is substantially completed and sold and the Company has additional construction work to be incurred, an estimated liability is provided to cover the cost of such work and is recorded as costs of sales and included in accounts payable in the accompanying balance sheet.

Fair Value of Financial Instruments

For financial instruments, including cash, accounts receivable, accounts payable, notes payable and accrued expenses, it was assumed that the carrying amount approximated fair value because of the short maturities of such instruments.  Management believes that the carrying amount debt is a reasonable estimate of its fair value.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of accounts receivable.  The Company grants credit to customers that are based on an evaluation of the customer's financial condition, without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer's financial condition.  The Company controls its exposure to credit risk through credit approvals, and progressive payments as the work is preformed.

100% of the Company’s assets are located in the Russian Federation.  There is a potential risk that the government within the Russian Federation may become unstable which could lead to exposure of those assets.

The Company is also subject to the risk of currency fluctuations that may affect the prices paid for goods and the amounts received for revenue.

Advertising Costs

Advertising costs are treated as period costs and expensed as incurred.  During the nine months ended September30, 2008 and 2007 advertising costs expenses were minimal as advertising costs are incurred by the agency hired by the Company to market its housing projects.

Interest

In accordance with SFAS 34, "Capitalization of Interest Cost", interest incurred is first capitalized to the property under development during the land development and home construction period and expensed along with the associated cost of sales as the related inventory are sold.  Interest in excess of interest capitalized or interest incurred on borrowings directly related to property not under development is expensed immediately.  No interest was expensed for the nine months ended September 30, 2008 and 2007 as all amounts were capitalized in ongoing projects that expect to be completed in future periods.  Capitalized interest is included in Inventories – sold and unsold homes under development – in the Company’s consolidated balance sheet at September 30, 2008 and December 31, 2007.

Interest cost incurred, expensed and capitalized were:

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2008	2007
Interest capitalized at beginning of period	$4,465,976	$1,993,524
Plus interest incurred	2,911,634	2,472,452
Less cost of sales interest expense	-	-
Less other interest expense	-	-

Interest capitalized at end of period	$7,377,610	$4,465,976

Depreciation

Equipment is stated at cost less accumulated depreciation and amortization.  Depreciation is calculated primarily using the straight-line method over their estimated useful lives.

Income Taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable in future years to the differences noted in the financial statement carrying amounts and the tax basis of the reported assets and liabilities.

The principal item giving rise to deferred taxes is expenses deductible for tax purposes that are not deductible for book purposes.

The Company accounts for income taxes in accordance with the Internal Income Tax Law of the Russian Federation.  The Company is taxed at a rate of 24%.

Foreign Currency Translation

Conversion of currency from the Russian ruble into a United States dollar (“US $”) has been made at the respective applicable rates of exchange.  Monetary assets and liabilities denominated in foreign currencies are converted into US $ at the applicable rate of exchange at the balance sheet date.  Income and expense items are converted at the average rates for the years then ended.

Earnings Per Share

Basic earnings per common share are computed by dividing net earnings by weighted average number of common shares outstanding during the year.  Diluted earnings per common share are computed by dividing net earnings by the weighted average number of common share and potential common shares outstanding during the year.  There were no potential common shares outstanding for the nine months ended September 30, 2008 and 2007.

Prepaid Expenses

Prepaid expenses primarily include prepayments for goods and services and which relate to specific housing projects are amortized to cost of sales as the applicable inventory are sold.  All other prepaid expenses are amortized over a specific time period or as used and charged to overhead expense.

New Financial Accounting Standards

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States.  This Statement is effective sixty days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”  The Company is currently evaluating the potential impact, if any, of the adoption of SFAS No. 162 on its financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of FASB Statement No. 133 (“SFAS No. 161”).  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.  The Company does not believe that SFAS No. 161 will have a material impact on its financial statements.

In February 2008, the FASB issued FASB Staff Position SFAS 157-1, “Application of SFAS No. 157 to SFAS No. 13 and Its Related Interpretative Accounting Pronouncements that Address Leasing Transactions” (“FSP SFAS 157-1”) and FASB Staff Position SFAS 157-2, “Effective Date of SFAS No. 157” (“FSP SFAS 157-2”). FSP SFAS 157-1 excludes SFAS No. 13 and its related interpretive accounting pronouncements that address leasing transactions from the requirements of SFAS No. 157, with the exception of fair value measurements of assets and liabilities recorded as a result of a lease transaction but measured pursuant to other pronouncements within the scope of SFAS No. 157. FSP SFAS 157-2 delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). FSP SFAS 157-1 and FSP SFAS 157-2 became effective for the Company upon adoption of SFAS No. 157 on January 1, 2008. The Company will provide the additional disclosures required relating to the fair value measurement of nonfinancial assets and nonfinancial liabilities when it fully implements SFAS No. 157 on January 1, 2009, as required, and does not believe they will have a significant impact on its financial statements.

2.             Property

Property, plant and equipment consists of buildings, building improvements, furniture and equipment used to conduct day to day business and are recorded at cost less accumulated depreciation.  Accumulated depreciation related to these assets at September 30, 2008 and December 31, 2007 amounted to $169,382 and $196,170, respectively.

Depreciation expense for the nine months ended September 30, 2008 and 2007 amounted to $51,931 and $24,924, respectively.

3.             Inventories

In accordance with Financial Accounting Standards No. 144, “Accounting for the Impairment of or Disposal of Long Lived Assets” (“SFAS 144”), the Company records impairment losses on inventory related to projects under development when events and circumstances indicate that they may be impaired and the undiscounted cash flows estimated by these assets are less than their related carrying amounts.  The Company recorded no impairments for the nine months ended September 30, 2008 and 2007.

4.              Notes Payable

Notes payable balances as of September 30, 2008 and December 31, 2007 were as follows:

Notes payable to OJSC Ros Der Bank,	$7,600,000	$-
interest @ 14%, matures February 11, 2009

Note payable to OJSC Ros Der Bank,	2,400,000	2,400,000
interest @ 14%, due November 18, 2008

Note payable to Vozrozhdenie Bank,	-	6,829,092
interest @ 14%, matured February 20, 2008

Note payable to OJSC Sberbank of RF	11,882,882	-
interest @ 14%, matures June 25, 2009

Note payable to Vozrozhdenie Bank,
interest @0%, was paid before October 19, 2008	504,588	-

Notes payable to Dunchoille Holdings Limited,	-	13,307,838
interest @ 10% due December 31, 2007.
The notes were paid in full July 2008.
	$22,387,470	$22,536,930

The notes payable are secured by the Company’s accounts receivable and current projects under construction.

Interest expense for the nine months ended September 30, 2008 and 2007 in the amount of $2,911,634 and $1,473,065, respectively has been capitalized and included in the cost of sold and unsold homes under development in the Company’s balance sheet at September 30, 2008 and December 31, 2007.  There was no amortization to cost of sales for the nine months and the year then ended.

5.             Income Taxes

The Company adopted the provision of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainties in Income Taxes” (“FIN 48”), on January 1, 2007.  As a result of the implementation of FIN 48, the Company recognized no adjustment in the net liabilities or equity for unrecognized income tax benefit.

The Company files income tax returns in all jurisdictions in which it has reason to believe it is subject to tax.  The Company is subject to examination by various taxing jurisdictions.  To date, none of these examinations has resulted in any material additional tax.  Nonetheless, any tax jurisdiction may contend that a filing position claimed by the Company regarding one or more of its transactions is contrary to that jurisdictions laws or regulations.  Significant judgement is required in determining the worldwide provisions for income taxes.  In the ordinary course of business of a global business, the ultimate tax outcome is uncertain for many transactions.  It is the Company’s policy to establish provisions for taxes that may become payable in future years as a result of an examination by tax authorities.  The Company establishes the provisions based upon management’s assessment of exposure associated with permanent tax differences and tax credits applied to temporary difference adjustments.  The tax provisions are analyzed periodically (at least quarterly) and adjustments are made as events occur that warrant adjustments to those provisions.

6.             Minority Interest

The minority interest represents the third parties of 494 UNR who did not exchange their shares with the Company in connection with the share exchange agreement.

The following table sets forth the minority interest balances and the changes in these balances attributable to the third party investors’ interests:

	September 30,	December 31,
	2008	2007
Balance at beginning of period	$3,717,499	$672,514

Minority interest share of income	5,273,775	3,044,985

Balance at end of period	$8,991,274	$3,717,499

7.             Stockholders’ Equity

Common Stock
The Company is authorized to issue 100,000,000 common shares, $0.001 par value, of which 24,464,799 shares are outstanding.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Special Meeting.

By Order of the Board of Directors,

/s/ Alexei I. Kim
Chairman of the Board and President

Orlando, Florida
           , 2009

APPENDIX A

Articles of Amendment

Please complete the form and click 'Submit'. Fields followed by "*" are required.

This document is entitled to be filed pursuant to sections 7-90-301 et seq. and 7-110-106, CF

ID number: 19991002814

Name:   PROMOTORA VALLE HERMOSO, INC.

Jurisdiction: CO

New entity name (if applicable):  UNR Holdings, Inc.

Use of Restricted Words (if any of these terms are contained in an entity name, true name of an name or trademark stated in this document, make the applicable selection from the following list):

Do you wish to attach amendments associated with the filing? (you will be prompted for the attachment when form is submitted)   [ No]

If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment:  [No]

Duration of the entity: ☒ Perpetual

Notice:

Causing this document to be delivered to the Secretary Of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.